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                                                                    EXHIBIT 23.1

                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders, which is incorporated by reference in Popular Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Juan, Puerto Rico
September 4, 2003